Exhibit 20.1

Subsidiary Guarantees of Debt

The company’s Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of July 4, 2004, and December 31, 2003 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET
	July 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$9.8	$0.9	$25.2	$--	$35.9
Receivables, net	1.2	125.4	375.9	--	502.5
Inventories, net	--	406.9	201.0	--	607.9
Deferred taxes and prepaid expenses	274.2	176.4	15.0	(388.6)	77.0

Total current assets	285.2	709.6	617.1	(388.6)	1,223.3

Property, plant and equipment, at cost	34.6	1,883.5	881.8	--	2,799.9
Accumulated depreciation	(14.0)	(1,096.6)	(233.4)	--	(1,344.0)

	20.6	786.9	648.4	--	1,455.9

Investments in subsidiaries	1,983.6	515.6	9.8	(2,509.0)	--
Investments in affiliates	4.2	30.1	60.1	--	94.4
Goodwill	--	339.8	974.6	--	1,314.4
Intangibles and other assets, net	51.5	97.8	97.8	--	247.1

Total Assets	$2,345.1	$2,479.8	$2,407.8	$(2,897.6)	$4,335.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt and current portion	$20.4	$6.4	$131.0	$--	$157.8
of long-term debt
Accounts payable	2.9	275.4	203.7	--	482.0
Accrued employee costs	13.1	109.3	29.6	--	152.0
Income taxes payable	--	423.1	55.1	(388.6)	89.6
Other current liabilities	33.3	30.7	75.4	--	139.4

Total current liabilities	69.7	844.9	494.8	(388.6)	1,020.8
Long-term debt	1,115.2	22.7	446.2	--	1,584.1
Intercompany borrowings	159.1	348.1	191.7	(698.9)	--
Employee benefit obligations	130.5	161.4	419.2	--	711.1
Deferred taxes and other liabilities	(21.3)	31.8	110.2	--	120.7

Total liabilities	1,453.2	1,408.9	1,662.1	(1,087.5)	3,436.7

Contingencies	--	--	--	--	--
Minority interests	--	--	6.5	--	6.5

Shareholders' equity:
Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders' equity	--	--	179.6	(179.6)	--

Common stock	580.5	726.0	681.1	(1,407.1)	580.5
Retained earnings (deficit)	869.7	461.0	(198.8)	(262.2)	869.7
Accumulated other comprehensive loss	(7.3)	(116.1)	77.3	38.8	(7.3)
Treasury stock, at cost	(551.0)	--	--	--	(551.0)

Common shareholders' equity	891.9	1,070.9	559.6	(1,630.5)	891.9

Total shareholders' equity	891.9	1,070.9	739.2	(1,810.1)	891.9

Total Liabilities and Shareholders'	$2,345.1	$2,479.8	$2,407.8	$(2,897.6)	$4,335.1
Equity

	CONSOLIDATED BALANCE SHEET
	December 31, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$8.8	$0.9	$26.8	$--	$36.5
Accounts receivable, net	1.2	107.4	141.5	--	250.1
Inventories, net	--	363.7	182.5	--	546.2
Deferred taxes and prepaid expenses	(22.2)	446.2	16.9	(350.2)	90.7

Total current assets	(12.2)	918.2	367.7	(350.2)	923.5

Property, plant and equipment, at cost	36.5	1,836.5	863.9	--	2,736.9
Accumulated depreciation	(16.0)	(1,048.4)	(201.4)	--	(1,265.8)

	20.5	788.1	662.5	--	1,471.1

Investment in subsidiaries	1,855.8	511.2	8.5	(2,375.5)	--
Investment in affiliates	4.3	28.6	59.9	--	92.8
Goodwill	--	339.7	997.2	--	1,336.9
Intangibles and other assets, net	37.9	104.1	103.3	--	245.3

	$1,906.3	$2,689.9	$2,199.1	$(2,725.7)	$4,069.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion
of long-term debt	$1.9	$4.5	$101.2	$--	$107.6
Accounts payable	11.1	178.0	160.6	--	349.7
Accrued employee costs	15.7	134.5	30.4	--	180.6
Income taxes payable	--	379.9	45.3	(350.2)	75.0
Other current liabilities	44.4	26.6	77.2	--	148.2

Total current liabilities	73.1	723.5	414.7	(350.2)	861.1
Long-term debt	1,056.9	11.5	510.9	--	1,579.3
Intercompany borrowings	147.7	515.0	36.2	(698.9)	--
Employee benefit obligations	120.6	152.3	428.8	--	701.7
Deferred taxes and other liabilities	(299.8)	298.3	115.0	--	113.5

Total liabilities	1,098.5	1,700.6	1,505.6	(1,049.1)	3,255.6

Contingencies
Minority interests	--	--	6.2	--	6.2

Shareholders’ equity
Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders’equity	--	--	179.6	(179.6)	--

Common stock	567.3	726.0	687.6	(1,413.6)	567.3
Retained earnings (deficit)	748.8	380.4	(263.8)	(116.6)	748.8
Accumulated other comprehensive loss	(1.4)	(117.1)	83.9	33.2	(1.4)
Treasury stock, at cost	(506.9)	--	--	--	(506.9)

Common shareholders’ equity	807.8	989.3	507.7	(1,497.0)	807.8

Total shareholders’ equity	807.8	989.3	687.3	(1,676.6)	807.8

	$1,906.3	$2,689.9	$2,199.1	$(2,725.7)	$4,069.6

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended July 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,115.6	$413.9	$(62.3)	$1,467.2
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	942.7	313.1	(62.3)	1,193.5
Depreciation and amortization	0.8	32.4	19.0	--	52.2
Selling and administrative	10.3	41.5	15.9	--	67.7
Interest expense	2.7	12.9	9.4	--	25.0
Equity in results of subsidiaries	(89.0)	--	--	89.0	--
Corporate allocations	(16.0)	14.2	1.8	--	--

	(91.2)	1,043.7	359.2	26.7	1,338.4

Earnings (loss) before taxes	91.2	71.9	54.7	(89.0)	128.8
Tax provision	(0.5)	(26.9)	(13.4)	--	(40.8)
Minority interests	--	--	(0.2)	--	(0.2)
Equity in results of affiliates	--	1.0	1.9	--	2.9

Net earnings (loss)	$90.7	$46.0	$43.0	$(89.0)	$90.7

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended June 29, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,032.2	$387.5	$(66.4)	$1,353.3
Costs and expenses
Cost of sales (excluding depreciation	--	879.6	289.9	(66.4)	1,103.1
and amortization)
Depreciation and amortization	0.5	32.8	18.2	--	51.5
Selling and administrative	3.9	33.6	23.0	--	60.5
Interest expense	6.6	14.9	11.9	--	33.4
Equity in results of subsidiaries	(70.4)	--	--	70.4	--
Corporate allocations	(14.1)	12.6	1.5	--	--

	(73.5)	973.5	344.5	4.0	1,248.5

Earnings (loss) before taxes	73.5	58.7	43.0	(70.4)	104.8
Tax provision	0.8	(21.9)	(12.4)	--	(33.5)
Minority interests	--	--	(0.2)	--	(0.2)
Equity in results of affiliates	--	0.4	2.8	--	3.2

Net earnings (loss)	$74.3	$37.2	$33.2	$(70.4)	$74.3

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Six Months Ended July 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$2,063.3	$752.5	$(117.1)	$2,698.7
Costs and expenses
Cost of sales (excluding depreciation	--	1,748.6	574.5	(117.1)	2,206.0
and amortization)
Depreciation and amortization	1.3	65.6	39.1	--	106.0
Selling and administrative	20.5	75.9	42.4	--	138.8
Interest expense	6.1	26.1	21.1	--	53.3
Equity in results of subsidiaries	(135.3)	--	--	135.3	--
Corporate allocations	(31.7)	28.2	3.5	--	--

	(139.1)	1,944.4	680.6	18.2	2,504.1

Earnings (loss) before taxes	139.1	118.9	71.9	(135.3)	194.6
Tax provision	(1.6)	(43.8)	(16.9)	--	(62.3)
Minority interests	--	--	(0.5)	--	(0.5)
Equity in results of affiliates	--	1.7	4.0	--	5.7

Net earnings (loss)	$137.5	$76.8	$58.5	$(135.3)	$137.5

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Six Months Ended June 29, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,874.5	$662.3	$(112.6)	$2,424.2
Costs and expenses
Cost of sales (excluding depreciation
and amortization)	--	1,590.3	511.4	(112.6)	1,989.1
Depreciation and amortization	1.1	64.6	35.7	--	101.4
Business consolidation (gains) costs	--	1.9	(0.5)	--	1.4
Selling and administrative	13.3	63.6	40.3	--	117.2
Interest expense	20.3	21.2	23.9	--	65.4
Equity in net results of subsidiaries	(108.0)	--	--	108.0	--
Corporate allocations	(28.5)	25.5	3.0	--	--

	(101.8)	1,767.1	613.8	(4.6)	2,274.5

Earnings (loss) before taxes	101.8	107.4	48.5	(108.0)	149.7
Tax provision	4.0	(39.6)	(13.6)	--	(49.2)
Minority interests	--	--	(0.5)	--	(0.5)
Equity in net results of affiliates	--	0.7	5.1	--	5.8

Earnings (loss) attributable to common
shareholders	$105.8	$68.5	$39.5	$(108.0)	$105.8

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Six Months Ended July 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments		Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$137.5	$76.8	$58.5	$(135.	3)	$137.5
Adjustments to reconcile net earnings to net
cash provided by (used in) operating activities:
Depreciation and amortization	1.3	65.6	39.1	--		106.0
Deferred taxes	12.3	4.1	0.6	--		17.0
Equity in results of subsidiaries	(135.3)	--	--	135.3		--
Other, net	19.2	(14.0)	(2.0)	--		3.2
Changes in working capital	(26.1)	68.1	(205.2)	--		(163.2)
components, excluding effects of
acquisitions

Net cash provided by (used in)	8.9	200.6	(109.0)	--		100.5
operating activities

Cash flows from investing activities
Additions to property, plant and	(2.2)	(41.7)	(23.5)	--		(67.4)
equipment
Business acquisition, net of cash	--	(30.0)	--	--		(30.0)
acquired
Investments in and advances to	(14.3)	(145.2)	159.5	--		--
affiliates, net of dividends
Other, net	(10.1)	3.9	(0.2)	--		(6.4)

Net cash provided by (used in)	(26.6)	(213.0)	135.8	--		(103.8)
investing activities

Cash flows from financing activities
Long-term borrowings	60.0	13.0	10.6	--		83.6
Repayments of long-term borrowings	(0.9)	(0.6)	(68.9)	--		(70.4)
Change in short-term borrowings	18.5	--	30.2	--		48.7
Proceeds from issuance of common	16.8	--	--	--		16.8
stock under various employee and
shareholder plans
Acquisitions of treasury stock	(58.9)	--	--	--		(58.9)
Common dividends	(16.7)	--	--	--		(16.7)
Other, net	(0.1)	--	(0.4)	--		(0.5)

Net cash provided by (used in)	18.7	12.4	(28.5)	--		2.6
financing activities

Effect of exchange rate changes on cash	--	--	0.1	--		0.1
Net Change in Cash and Cash	1.0	--	(1.6)	--		(0.6)
Equivalents
Cash and Cash Equivalents -	8.8	0.9	26.8	--		36.5
Beginning of Period

Cash and Cash Equivalents -	$9.8	$0.9	$25.2	$--		$35.9
End of Period

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Six Months Ended June 29, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments		Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$105.8	$68.5	$39.8	$(108.	3)	$105.8
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	1.1	64.5	35.8	--		101.4
Deferred taxes	9.9	6.2	(0.3)	--		15.8
Equity in results of subsidiaries	(108.3)	--	--	108.3		--
Other, net	0.3	(11.6)	(2.8)	--		(14.1)
Withholding tax payment related to
European acquisition	--	--	(138.3)	--		(138.3)
Changes in working capital
components, excluding effects of	(4.2)	16.7	(212.3)	--		(199.8)
acquisitions

Net cash provided by (used in) operating	4.6	144.3	(278.1)	--		(129.2)
activities

Cash flows from investing activities
Additions to property, plant and	(2.7)	(59.7)	(9.5)	--		(71.9)
equipment
Business acquisition, net of cash acquired	--	(28.0)	--	--		(28.0)
Ball Packaging Europe purchase price
adjustment	--	--	27.8	--		27.8
Investments in and advances to	40.3	(52.8)	12.5	--		--
affiliates, net of dividends
Other, net	(14.1)	(0.5)	5.5	--		(9.1)

Net cash provided by (used in)
investing activities	23.5	(141.0)	36.3	--		(81.2)

Cash flows from financing activities
Long-term borrowings	(35.3)	--	72.2	--		36.9
Repayments of long-term borrowings	(0.9)	--	(32.4)	--		(33.3)
Change in short-term borrowings	5.0	--	11.5	--		16.5
Proceeds from issuance of common	15.5	--	--	--		15.5
stock under various employee and
shareholder plans
Acquisitions of treasury stock	(39.4)	--	--	--		(39.4)
Common dividends	(10.0)	--	--	--		(10.0)
Other, net	(0.5)	--	--	--		(0.5)

Net cash provided by (used in)
financing activities	(65.6)	--	51.3	--		(14.3)

Effect of exchange rate changes on cash	--	--	5.3	--		5.3
Net Change in Cash and Cash Equivalents	(37.5)	3.3	(185.2)	--		(219.4)
Cash and Cash Equivalents -
Beginning of Period	47.6	0.3	211.3	--		259.2

Cash and Cash Equivalents -
End of Period	$10.1	$3.6	$26.1	$--		$39.8